Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for Third Quarter Ended January 31, 2023, and Recent Developments

-- Recorded Third Quarter Revenue of $38.0 Million, a 21% Increase Compared to Prior Year Quarter --

-- Signed $67 Million in Net New Business Orders Resulting in a Backlog of $176 million, an Increase of 26% Year-Over-Year --

-- Mammalian Cell Manufacturing is Now Online and Process Development Facility Expansions to be Online by End of Calendar Q1 2023, Adding Approximately $120 Million of Revenue Capacity --

-- Cell and Gene Therapy Facility Expansion Expected to be Online by End of Calendar Q3 2023 --

-- Reaffirming FY 2023 Revenue Guidance of Between $145 Million and $150 Million --

TUSTIN, Calif., March 13, 2023 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the third quarter and nine months ended January 31, 2023.

Highlights from the Quarter Ended January 31, 2023, and Other Events:

“During the third quarter, our team continued to make significant progress toward a number of important milestones for the year. Regarding our financial performance, our revenue remains strong, and we are on target to hit our revenue guidance for the full fiscal year 2023 of between $145 and $150 million. Revenue and increased capacity utilization are having a positive impact on margins. Our commercial team continues to impress with significant new business wins from both existing and new customers. During the period, we signed $67 million in new business, representing the strongest quarter in the company’s history excluding Covid-related business. Given this demand, and the fact that our backlog has hit a new high, we feel the timing could not be better for Avid to complete our mammalian cell facilities expansion which will provide new, state-of-the-art capacity to accommodate our growing backlog. The Myford South expansion has been handed over to operations and is now complete. We are pleased to report that our first customer is scheduled to begin manufacture next month. Further, our new process development capabilities will be operational in a few weeks.

“Parallel to this work, the company continues to make progress with the build-out of its new cell and gene therapy facility, which we expect to open later this year. As we reported previously, we have already launched the analytical and process development capabilities for this facility, and projects are actively in process.

1

“2023 marks Avid’s 30th year in the field of biologics and the 18th year of commercial manufacture. Over time, Avid has built a reputation as a true commercial grade CDMO capable of supporting its customers throughout the product lifecycle from cell line development to commercial manufacture. We believe the addition of this capacity and capabilities place Avid as a top CDMO of mammalian cell derived manufacture of drug substance in North America.”

Financial Highlights and Guidance

•	The company is reiterating full fiscal year revenue guidance for fiscal 2023 of between $145 million and $150 million.

•	Revenues for the third quarter of fiscal 2023 were $38.0 million, representing a 21% increase compared to $31.5 million recorded in the prior year period. For the first nine months of fiscal 2023, revenues were $109.5 million, a 24% increase compared to $88.4 million in the prior year period. For both the quarter and the year-to-date periods, the increase in revenues can primarily be attributed to increases in manufacturing runs, process development services provided to new customers, and revenue recognized in the current year period for changes in estimated variable consideration under a contract where uncertainties have been resolved.

•	As of January 31, 2023, revenue backlog was $176 million, representing an increase of 26% compared to $140 million at the end of the third quarter fiscal 2022. The company expects to recognize the majority of this backlog over the next twelve months.

•	Gross margin for the third quarter of fiscal 2023 was 26%, compared to a gross margin of 29% for the third quarter of fiscal 2022. Gross margin for first nine months of fiscal 2023 was 21%, compared to a gross margin of 34% for the same period during fiscal 2022. During the three and nine months ended January 31, 2023, our labor, overhead, and depreciation expenses increased primarily due to the hiring of personnel and additional facility and equipment related costs in anticipation of the commissioning of our mammalian and cell and gene therapy CGMP facility expansions. Additionally, the current year third quarter and year-to-date margins benefited from revenue associated with a change in variable consideration under a contract where uncertainties have been resolved and the same prior year period margins included a benefit from unutilized capacity fees. Excluding all these factors, our third quarter gross margin was slightly higher, and our year-to-date gross margin was in-line with the same prior year periods, respectively.

•	Selling, general and administrative (“SG&A”) expenses for the third quarter of fiscal 2023 were $7.1 million, an increase of 22% compared to $5.8 million recorded for the third quarter of fiscal 2022. SG&A expenses for the first nine months of fiscal 2023 were $20.3 million, an increase of 33% as compared to $15.3 million recorded in the prior year period. The increases in SG&A for both the third quarter and the year-to-date periods were primarily due to increases in compensation and benefits, legal, accounting, and other professional expenses.

•	For the third quarter of fiscal 2023, the company recorded a net income of $0.5 million or $0.01 per basic and diluted share, as compared to net income of $2.2 million or $0.04 per basic and diluted share, for the third quarter of fiscal 2022. For the first nine months of fiscal 2023, the company recorded net income of $0.9 million or $0.01 per basic and diluted share, as compared to net income of $12.1 million or $0.20 per basic and $0.19 per diluted share, respectively, during the same prior year period.

•	Avid reported $60 million in cash and cash equivalents as of January 31, 2023, compared to $126 million as of April 30, 2022.

More detailed financial information and analysis may be found in Avid Bioservices’ Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

2

Recent Corporate Developments

•	The company’s commercial team signed a significant number of new orders during the third quarter, totaling approximately net $67 million. These orders are with new and existing customers, and span all areas of the business, from process development to commercial manufacturing.

•	The company recently added in-house cell line development services, further rounding out its mammalian cell offering.

•	The company continues to make progress with all its expansion projects. The Myford South expansion has been handed over to operations and is now complete, and the company is pleased to report that its first customer is scheduled to begin manufacture next month. Further, Avid’s new process development capabilities will be operational in a few weeks. With respect to the cell and gene therapy business, the company brought its process and analytical development capacity online in June 2022. The company anticipates bringing the CGMP manufacturing suites online by the end of Q3 calendar 2023.

Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income, free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. The company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures and encourages investors to carefully consider our results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Non-GAAP net income excludes stock-based compensation; business transition and related costs including corporate initiatives into new business activities such as initial start-up costs related to our expansion into viral vectors for the cell and gene therapy sector of the market, and severance and related expenses; non-cash interest expense on convertible senior notes for the accretion of the issuance costs associated with our convertible senior notes; and other income or expense items and is adjusted for income taxes. Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation, and amortization as well as non-operating items such as interest income, interest expense, and income tax expense or benefit and is adjusted for income taxes. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital.

Additionally, non-GAAP net income and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures included at the end of this press release.

3

Webcast

Avid will host a webcast this afternoon, March 13, 2023, at 4:30 PM EDT (1:30 PM PDT).

To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ:CDMO), an S&P SmallCap 600 company, is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 30 years of experience producing monoclonal antibodies and recombinant proteins, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk the company may experience delays in engaging new customers, the risk that the company may not be successful in executing customers projects, the risk that the company may experience technical difficulties in completing customer projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2023 revenues, the risk that the completion of the cell and gene therapy facility may be delayed, may cost more than anticipated or may not increase revenue generating capacity by the amounts contemplated, the risk that expanding into a new biologics manufacturing segment may distract senior management’s focus on the company’s existing operations, the risk that the company may experience delays in hiring qualified individuals into the cell and gene therapy business, the risk that the company may experience delays in engaging initial customers for the cell and gene therapy business, and the risk that the cell and gene therapy business may not become profitable for several years, if ever. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2022, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

4

avid bioservices, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive INCOME

(Unaudited) (In thousands, except per share information)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2023	2022	2023	2022

Revenues	$38,018	$31,508	$109,467	$88,371
Cost of revenues	28,193	22,421	86,378	58,707
Gross profit	9,825	9,087	23,089	29,664

Operating expenses:
Selling, general and administrative	7,107	5,818	20,320	15,311
Total operating expenses	7,107	5,818	20,320	15,311

Operating income	2,718	3,269	2,769	14,353
Interest expense	(620)	(718)	(1,841)	(2,125)
Other income (expense), net	432	(303)	627	(154)
Net income before income taxes	2,530	2,248	1,555	12,074
Income tax expense	2,069	–	686	–
Net income	$461	$2,248	$869	$12,074
Comprehensive income	$461	$2,248	$869	$12,074

Net income per share:
Basic	$0.01	$0.04	$0.01	$0.20
Diluted	$0.01	$0.04	$0.01	$0.19

Weighted average common shares outstanding:
Basic	62,388	61,631	62,166	61,394
Diluted	63,726	63,872	63,634	63,711

- Continued -

5

avid bioservices, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except par value)

	January 31, 2023	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$59,916	$126,166
Accounts receivable, net	14,826	20,547
Contract assets	10,388	5,369
Inventory	45,102	26,062
Prepaid expenses and other current assets	2,111	1,879
Total current assets	132,343	180,023
Property and equipment, net	164,292	92,955
Operating lease right-of-use assets	34,463	36,806
Deferred tax assets	114,580	115,082
Other assets	4,402	4,627
Restricted cash	350	350
Total assets	$450,430	$429,843
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,392	$9,504
Accrued compensation and benefits	8,400	8,418
Contract liabilities	37,750	53,798
Current portion of operating lease liabilities	3,024	2,969
Other current liabilities	1,753	1,072
Total current liabilities	87,319	75,761
Convertible senior notes, net	140,359	139,577
Operating lease liabilities, less current portion	35,659	37,886
Finance lease liabilities, less current portion	1,698	2,093
Total liabilities	265,035	255,317

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at respective dates	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 62,523 and 61,807 shares issued and outstanding at respective dates	62	62
Additional paid-in capital	615,841	605,841
Accumulated deficit	(430,508)	(431,377)
Total stockholders’ equity	185,395	174,526
Total liabilities and stockholders’ equity	$450,430	$429,843

- Continued -

6

avid bioservices, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited) (In thousands)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2023	2022	2023	2022

GAAP net income	$461	$2,248	$869	$12,074
Stock-based compensation	2,744	2,111	7,427	5,352
Business transition and related costs	–	834	–	1,771
Non-cash interest expense	262	257	782	766
Income tax effect of adjustments	811	–	(1,817)	–
Adjusted net income	$4,278	$5,450	$7,261	$19,963

GAAP net income	$461	$2,248	$869	$12,074
Interest expense, net	176	637	1,132	1,895
Income tax expense	2,069	–	627	–
Depreciation and amortization	1,917	1,024	5,326	3,060
Stock-based compensation	2,744	2,111	7,427	5,352
Business transition and related costs	–	834	–	1,771
Adjusted EBITDA	$7,367	$6,854	$15,381	$24,152

GAAP net cash (used in) provided by operating activities	$(6,915)	$5,192	$(15,686)	$8,853
Purchase of property and equipment	(11,329)	(20,021)	(52,761)	(31,845)
Free cash flow	$(18,244)	$(14,829)	$(68,447)	$(22,992)

###

7